UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2012
Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant's telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2012, the Level 3 Communications, Inc. (the “Registrant”) board of directors (the “Board”) elected T. Michael Glenn as a member of the Board, effective October 1, 2012. Mr. Glenn will serve until the Level 3 2013 Annual Meeting of Stockholders.

At the time of the original filing of the Registrant's Current Report on Form 8-K to report Mr. Glenn's election to the Board, no determination had been made as to which Board committees Mr. Glenn would join. On February 22, 2013, the Board elected Mr. Glenn to serve as a member of the Board's Audit Committee, effective March 1, 2013.

Mr. Glenn is executive vice president of Market Development and Corporate Communications for FedEx Corp. He is a member of the five-person Executive Committee, responsible for planning and executing the corporation's strategic business activities. Mr. Glenn also serves as president and chief executive officer of FedEx Corporate Services, responsible for all marketing, sales and retail operations functions for all FedEx Corporation operating companies. Before FedEx Corp. was formed in 1998, Mr. Glenn was senior vice president, Worldwide Marketing, Customer Service and Corporate Communications for FedEx Express. In that role, he was responsible for directing all marketing, customer service, employee communications and public relations activities.
The Board has determined that Mr. Glenn is independent within the meaning of the listing standards of The New York Stock Exchange.
Mr. Glenn will earn fees for Board service consisting of a $75,000 annual cash retainer. As a member of the Audit Committee, in addition to his other compensation as a Board member, Mr. Glenn will receive a cash retainer of $15,000. Level 3 will also compensate Mr. Glenn with a grant of restricted stock units as of July 1 of each year, with the number of units determined by dividing $150,000 by the volume-weighted average price of Level 3's common stock over the period from January 1 to June 30, subject to a cap of 6,666 units. These restricted stock units vest and settle in shares of Level 3's common stock, par value $.01 per share, on the first anniversary of grant.
Mr. Glenn was also awarded an initial grant of restricted stock units with a value of $150,000 on the date of grant, which was October 4, 2012. The restrictions on transfer for this initial grant lapse 100% on the third anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                Level 3 Communications, Inc.

                By: /s/ Neil J. Eckstein
                Neil J. Eckstein, Senior Vice President

Date: February 28, 2013

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